Exhibit 10.66

December 18, 2001

Mr. John T. Toolan

31 Van Holten Road

Basking Ridge, New Jersey  07920

Dear Jack:

Reference is made to the letter dated December 4, 2001, which amended portions of the Offer Letter dated January 29, 2001, between you and Russ Berrie and Company, Inc.

It has come to my attention that an inadvertent omission occurred in the December 4, 2001, letter relating to a sentence in Paragraph 5, “STOCK OPTIONS BASED ON OPERATING PROFIT,” which was contained in the original January 29, 2001 Offer Letter.  It is the purpose of this letter to correct the inadvertent omission by adding the following sentence at the end of Paragraph 5 set forth in the December 4, 2001 letter as follows:

“In order to receive Performance Options, you must be an active employee of the Company on the date of the grant.”

Please execute below to indicate your agreement to the above amendment to Paragraph 5 of the December 4, 2001, amendment letter relating to the “STOCK OPTIONS BASED ON OPERATING PROFITS,” and return it fully executed to me for the Company’s records, whereupon it will constitute a binding amendment to the December 4, 2001, letter.

Very truly yours,

/s/ Arnold S. Bloom
Arnold S. Bloom
Vice President and General Counsel

ACCEPTED AND AGREED:

/s/ John T. Toolan
John T. Toolan